Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-219203, 333-223428, 333-226440, 333-231884, 333-248926, and 333-259321) of RumbleOn, Inc. of our report dated April 8, 2022, with respect to the consolidated financial statements of RumbleOn, Inc. as of and for the year ended December 31, 2021, included in this Annual Report (Form 10-K) for the year ended December 31, 2022.

/s/ FORVIS, LLP (Formerly, Dixon Hughes Goodman LLP)

Charlotte, North Carolina

March 16, 2023